EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2008 Results

HOUSTON, Feb. 24, 2009 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest non-bank operator of ATMs, today announced its financial and operational results for the quarter and year ended December 31, 2008.

Significant components of the Company's fourth quarter results include:

 * Consolidated revenues of $118.2 million, up 2% from the fourth quarter of 2007.  Excluding the impact of negative foreign currency exchange rate movements in 2008, consolidated revenues were up 7%
   from the fourth quarter of 2007.
 * Adjusted EBITDA of $19.3 million, up 6% from the fourth quarter of
   2007
 * Adjusted Net Income of $0.8 million, up 43% from the fourth quarter of 2007
 * GAAP Net Loss of $57.9 million, which reflects a $50 million non-
   cash charge to write-down the value of the Company's goodwill associated with its United Kingdom operation
 * Continued improvements in key operating metrics versus the fourth quarter of 2007:
    - Average number of transacting ATMs increased by 4%
    - Total transactions increased by 10%
    - Total cash withdrawal transactions increased by 8%
    - Cash withdrawal transactions per ATM per month increased by 5%

Key highlights include:

 * The continued transitioning of the Company's ATM portfolio over to its in-house electronic funds transfer ("EFT") transaction processing platform.  As of December 31, 2008, the Company was processing transactions for over 26,700 ATMs. Additionally, in
   December, the Company expanded its relationship with Circle K
   Stores, adding additional ATMs to the existing Cardtronics-Circle K transaction processing arrangement.
 * The announcement that SunTrust Banks, Inc. will place its brand on approximately 225 Cardtronics-owned ATMs in CVS(r)/pharmacy drugstores throughout large metropolitan areas in North Carolina and Florida.
 * Continued strong liquidity and access to capital, with
   approximately $122.3 million in available borrowing capacity under the Company's current credit facility with leading financial institutions.
 * The announcement of a share repurchase program authorizing up to
   $10.0 million in share repurchases with an expiration date of March
   31, 2010.

"Our fourth quarter operating results were essentially in line with our expectations, despite the continued deterioration in the economy during the period," commented Jack Antonini, Chief Executive Officer of Cardtronics. "While we are by no means entirely immune to the current global economic challenges facing other companies, the relatively recurring nature of our business has allowed us to achieve consistent operating results in what continues to be a very challenging operating environment. Despite this, we currently believe that operating conditions are not likely to improve in the near term, and thus have taken what we hope is a relatively conservative view of our expected performance in 2009."

FOURTH QUARTER RESULTS

For the fourth quarter of 2008, revenues totaled $118.2 million, representing a 2% increase over the $116.0 million in revenues generated during the fourth quarter of 2007. This increase was primarily driven by (1) a 4% increase in the number of operating ATMs due to growth in the United Kingdom and Mexico ATM fleets, (2) incremental revenues from agreements signed in late 2007 under the Company's bank branding and surcharge-free network programs, and (3) higher equipment sales and check cashing revenues, all of which were partially offset by the effects of changes in foreign currency exchange rates. Excluding unfavorable foreign currency exchange rate movements during the fourth quarter of 2008, the year-over-year revenue increase would have been approximately 7%.

Adjusted EBITDA totaled $19.3 million for the fourth quarter of 2008 compared to $18.3 million for the fourth quarter of 2007, and Adjusted Net Income totaled $0.8 million ($0.02 per diluted share) compared to Adjusted Net Income of $0.6 million ($0.02 per diluted share) for the fourth quarter of 2007. This increase was primarily attributable to the Company's domestic operations, which, in addition to the incremental revenues discussed above, incurred lower operating expenses in 2008 due to lower merchant fees, cash rental costs, and costs associated with providing certain advanced-functionality services. Partially offsetting the higher Adjusted EBITDA from the Company's domestic operations were lower results from the Company's United Kingdom operations resulting from lower average surcharge transactions and revenues per ATM, coupled with higher costs of revenues per ATM in that market. Additionally, the year-over-year results from the Company's United Kingdom and Mexico operations were negatively impacted by the unfavorable foreign currency exchange rate movements previously noted. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

The GAAP net loss for the fourth quarter totaled $57.9 million compared to a net loss of $7.4 million during the same period last year. The 2008 net loss figure includes a non-cash charge totaling $50 million related to the impairment of the Company's goodwill associated with its United Kingdom operation as of December 31, 2008. Such charge, which had no impact on the Company's debt covenants or cash position, was primarily driven by continued lower than expected results from that portion of the Company's business, coupled with adverse market conditions. Excluding this goodwill impairment charge, the Company's net loss for the fourth quarter totaled $7.9 million, reflecting slightly higher selling, general, and administrative costs when compared to the same period last year. Additionally, the 2008 net loss amount reflects higher depreciation and accretion expense due to continued ATM deployments made by each of the Company's business segments in late 2007 and early 2008.

FULL-YEAR RESULTS

A significant factor in comparing Cardtronics' 2008 full-year results with its 2007 full-year results was the Company's acquisition of the financial services business of 7-Eleven, Inc. (the "7-Eleven ATM Transaction"), which was consummated on July 20, 2007.

Revenues totaled $493.0 million for the year ended December 31, 2008, representing a 30% increase over the $378.3 million in revenues earned during 2007. The year-over-year increase was primarily attributable to the inclusion of the 7-Eleven ATM and advanced-functionality kiosk operations for the full year of 2008.

Adjusted EBITDA totaled $83.0 million for the year ended December 31, 2008, representing a 36% increase over the $60.9 million in Adjusted EBITDA for the same period in 2007. Adjusted Net Income totaled $8.1 million ($0.20 per diluted share) for 2008, which was higher than the $3.0 million ($0.12 per diluted share) generated during 2007. Increases in both Adjusted EBITDA and Adjusted Net Income were primarily the result of the 7-Eleven ATM Transaction.

The GAAP net loss for the year ended December 31, 2008 totaled $70 million compared to a $27.1 million net loss generated during 2007. The 2008 net loss figure includes the previously mentioned non-cash charge totaling $50 million related to the impairment of goodwill in the Company's United Kingdom segment. The 2007 net loss figure includes $5.7 million (pre-tax) of impairment charges, the majority of which served to write-off the remaining unamortized intangible asset value associated with a single merchant contract acquired in 2004, and higher income tax expense due to $4.8 million of income tax reserves recorded against deferred tax assets in 2007.

2009 GUIDANCE

Below is the Company's financial guidance for the fiscal year ending December 31, 2009:

 * Revenues of $460 million to $470 million,
 * Overall gross margins of approximately 24% to 24.5%,
 * Adjusted EBITDA of $75 million to $80 million,
 * Depreciation and accretion expense of $37 to $38 million,
 * Cash interest expense of $30 to $31 million,
 * Adjusted Net Income of $0.12 to $0.22 per diluted share, based on approximately 39 million diluted shares outstanding (which does not reflect the potential impact of the share repurchase program discussed above), and
 * Capital expenditures of approximately $25 million, net of minority interest.

The above guidance excludes the impact of certain one-time items as well as $5.0 million of anticipated stock-based compensation expense and approximately $17.0 million of intangible asset amortization expense. Additionally, the above guidance is based on average foreign currency exchange rates of $1.40 U.S. to GBP1.00 U.K. and $14.0 Mexican pesos to $1.00 U.S. during 2009.

LIQUIDITY AND SHARE REPURCHASE PROGRAM

The Company continues to maintain a very strong liquidity position despite the weaknesses seen in the broader economy and financial markets. The Company's $175.0 million revolving credit facility does not expire until May 2012 and is led by a syndicate of leading banks. As of December 31, 2008, the Company had $43.5 million of debt outstanding under this facility and $9.2 million in letters of credit posted under the facility, leaving $122.3 million in available, committed funding. The Company is currently in compliance with the covenants contained within this facility, and would continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. The Company's remaining indebtedness includes $1.0 million of capital leases in the United States, $6.1 million of equipment loans in Mexico, and $300.0 million in senior subordinated notes. These fixed rate notes require no amortization prior to their August 2013 maturity date and contain limited incurrence covenants under which the Company has considerable flexibility.

Given the financial flexibility outlined above and the Company's expected free cash flow, the Company's board of directors has approved a share repurchase program authorizing up to $10.0 million in share repurchases with an expiration date of March 31, 2010. Details of the program can be found in the Company's separate press release issued earlier today and the related Form 8-K filing made with the Securities and Exchange Commission.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and, therefore, may not be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net loss to EBITDA, Adjusted EBITDA, and Adjusted Net Income is presented in tabular form at the end of this press release.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank operator of ATMs. Cardtronics operates approximately 33,000 ATMs across its portfolio, with ATMs in every major U.S. market, over 2,500 ATMs throughout the United Kingdom, and approximately 2,100 ATMs throughout Mexico. Major merchant clients include 7-Eleven(r), Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit. Approximately 10,100 Cardtronics owned and operated ATMs currently feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our fourth quarter financial results and the underlying business events which generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; network security related to our EFT and third party processing platforms; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

                       Statements of Operations
   For the Three and Twelve Months Ended December 31, 2008 and 2007
                              (Unaudited)

                         Three Months Ended     Twelve Months Ended
                            December 31,            December 31,
                       ----------------------  ----------------------
                          2008        2007        2008        2007
                       ----------  ----------  ----------  ----------
                              (In thousands, except share and
                                   per share information)
 Revenues:
 ATM operating
  revenues             $  112,783  $  112,217  $  470,542  $  364,071
 Vcom operating
  revenues                  1,244         566       5,258       1,251
 ATM product sales
  and other revenues        4,178       3,171      17,214      12,976
                       ----------  ----------  ----------  ----------
   Total revenues         118,205     115,954     493,014     378,298
 Cost of revenues:
 Cost of ATM operating
  revenues (exclusive
  of depreciation,
  accretion, and
  amortization shown
  separately below)        84,969      84,240     355,097     275,286
 Cost of Vcom
  operating revenues        1,328       3,421       6,805       6,065
 Cost of ATM product
  sales and other
  revenues                  3,735       2,746      15,625      11,942
                       ----------  ----------  ----------  ----------
   Total cost of
    revenues               90,032      90,407     377,527     293,293
   Gross profit            28,173      25,547     115,487      85,005
 Operating expenses:
 Selling, general,
  and administrative
  expenses                 10,330       8,372      39,068      29,357
 Depreciation and
  accretion expense        10,245       8,318      39,414      26,859
 Amortization expense       4,888       4,808      18,549      18,870
 Goodwill impairment
  charge                   50,003          --      50,003          --
                       ----------  ----------  ----------  ----------
    Total operating
     expenses              75,466      21,498     147,034      75,086
 Income (loss) from
  operations              (47,293)      4,049     (31,547)      9,919
 Other (income)
  expense:
 Interest expense, net      8,361       9,572      33,197      31,164
 Minority interest in
  subsidiary                 (208)        (90)     (1,022)       (376)
 Other loss                 2,000         548       5,377       1,585
                       ----------  ----------  ----------  ----------
    Total other
     expense               10,153      10,030      37,552      32,373
 Loss before income
  taxes                   (57,446)     (5,981)    (69,099)    (22,454)
 Income tax expense           444       1,424         938       4,636
                       ----------  ----------  ----------  ----------
 Net loss                 (57,890)     (7,405)    (70,037)    (27,090)
 Preferred stock
  accretion(1)                 --      36,072          --      36,272
                       ----------  ----------  ----------  ----------
 Net loss available
  to common
  shareholders         $  (57,890) $  (43,477) $  (70,037) $  (63,362)
                       ==========  ==========  ==========  ==========

 Net loss per common
  share - basic and
  diluted              $    (1.49) $    (2.22) $    (1.81) $    (4.11)
                       ==========  ==========  ==========  ==========

 Weighted average
  shares outstanding
  - basic and diluted  38,957,820  19,628,308  38,800,782  15,423,744
                       ==========  ==========  ==========  ==========
 -------------------
 (1) Reflects a one-time, non-cash charge of $36.0 million related to the conversion of the Company's Series B redeemable convertible preferred stock into shares of common stock in conjunction with the Company's initial public offering in December 2007.

                   Consolidated Balance Sheets
                 As of December 31, 2008 and 2007

                                                   Dec. 31,   Dec. 31,
                                                     2008       2007
                                                  ---------  ---------
                                                 (Unaudited) (Audited)
                                                     (In thousands)

 Assets
 Current assets:
   Cash and cash equivalents                      $   3,424  $  13,439
   Accounts and notes receivable, net                25,317     23,248
   Inventory                                          3,011      2,355
   Restricted cash, short-term                        2,423      5,900
   Prepaid, deferred costs, and other current assets 17,273     11,843
                                                  ---------  ---------
     Total current assets                            51,448     56,785
 Property and equipment, net                        154,829    163,912
 Intangible assets, net                             108,327    130,901
 Goodwill                                           163,784    235,185
 Prepaid and other assets                             3,839      4,502
                                                  ---------  ---------
     Total assets                                 $ 482,227  $ 591,285
                                                  =========  =========

 Liabilities and Stockholders' Equity (Deficit)
 Current liabilities:
   Current portion of long-term debt              $   1,373  $     882
   Current portion of capital lease obligations         757      1,147
   Current portion of other long-term liabilities    24,302     16,201
   Accounts payable and other accrued and current
    liabilities                                      72,386    104,909
                                                  ---------  ---------
     Total current liabilities                       98,818    123,139
 Long-term liabilities:
   Long-term debt, net of current portion           344,816    307,733
   Capital lease obligations, net of current portion    235        982
   Deferred tax liability, net                       11,673     11,480
   Asset retirement obligations                      21,069     17,448
   Other long-term liabilities                       24,591     23,392
                                                  ---------  ---------
     Total liabilities                              501,202    484,174
 Stockholders' equity (deficit)                     (18,975)   107,111
                                                  ---------  ---------
     Total liabilities and stockholders'
      equity (deficit)                            $ 482,227  $ 591,285
                                                  =========  =========

                       Key Operating Metrics
   For the Three and Twelve Months Ended December 31, 2008 and 2007
                            (Unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------  ------------------
                                 2008      2007      2008      2007
                               --------  --------  --------  --------
 Average number of
  transacting ATMs:
 United States: Company-owned    12,348    11,672    12,304    11,563
 United States: Merchant-owned   10,392    11,392    10,681    11,632
 United States: 7-Eleven
  Financial Services Business(1)  5,727     5,608     5,703     2,580
 United Kingdom                   2,527     2,060     2,421     1,718
 Mexico                           2,070     1,191     1,747       784
                               --------  --------  --------  --------
   Total average number
    of transacting ATMs          33,064    31,923    32,856    28,277
                               ========  ========  ========  ========

 Total transactions
  (in thousands)                 88,124    80,412   352,802   246,595
 Total cash withdrawal
  transactions (in thousands)    56,612    52,314   228,306   166,248
 Monthly cash withdrawal
  transactions per ATM              571       546       579       490

 Per ATM per month amounts:
 ATM operating revenues        $  1,137  $  1,172  $  1,193  $  1,073
 Cost of ATM operating
  revenues (2)                      857       880       901       811
                               --------  --------  --------  --------
   ATM operating gross
    profit (3)                 $    280  $    292  $    292  $    262
                               ========  ========  ========  ========

 ATM operating gross margin (2)    24.6%     24.9%     24.5%     24.4%
 Adjusted per ATM per month
  amounts:
 ATM operating revenues        $  1,137  $  1,171  $  1,193  $  1,073
 Adjusted cost of ATM
  operating revenues (2)(4)         857       870       892       801
                               --------  --------  --------  --------
   Adjusted ATM operating
    gross profit (3)           $    280  $    301  $    301  $    272
                               ========  ========  ========  ========

 Adjusted ATM operating
  gross margin (2)                 24.6%     25.7%     25.2%     25.3%
 Capital expenditures,
  excluding acquisitions and
  net of minority
  interest (in thousands)      $  6,606  $ 24,415  $ 58,955  $ 68,645
 -------------------
 (1) The 2007 year-to-date average for the 7-Eleven Financial Services
     Business represents the 12-month average of ATM and Vcom units under Cardtronics' ownership. The low figure is due to the fact that Cardtronics did not acquire the portfolio until July 20,
     2007. The actual average number of transacting ATMs from the acquisition date to December 31, 2007 was 5,590.
 (2) Amounts presented exclude the effects of depreciation,
     accretion, and amortization expense, which are presented
     separately in our consolidated statements of operations.
 (3) ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the ATMs in our portfolio. Revenues and expenses from
     advanced-functionality services, ATM equipment sales, and other
     ATM-related services are not included.
 (4) Adjusted cost of ATM operating revenues includes the same adjustments to cost of revenues as those used to calculate
     Adjusted EBITDA and Adjusted Net Income.

         Reconciliation of Net Loss to EBITDA, Adjusted
                   EBITDA, and Adjusted Net Income
   For the Three and Twelve Months Ended December 31, 2008 and 2007
                            (Unaudited)

                          Three Months Ended      Twelve Months Ended
                             December 31,            December 31,
                        ----------------------  ----------------------
                           2008        2007        2008        2007
                        ----------  ----------  ----------  ----------
                     (In thousands, except share and per share amounts)
 Net loss               $  (57,890) $   (7,405) $  (70,037) $  (27,090)
 Adjustments:
   Interest expense, net     7,823       9,086      31,090      29,523
   Amortization of
    deferred financing
    costs and bond
    discounts                  538         486       2,107       1,641
   Income tax expense          444       1,424         938       4,636
   Depreciation and
    accretion expense       10,245       8,318      39,414      26,859
   Amortization expense      4,888       4,808      18,549      18,870
   Goodwill impairment
    charge                  50,003          --      50,003          --
                        ----------  ----------  ----------  ----------
 EBITDA                 $   16,051  $   16,717  $   72,064  $   54,439
                        ----------  ----------  ----------  ----------
 Add back:
   Other loss (1)            2,000         548       5,377       1,585
   Minority interest          (404)       (115)     (1,633)       (182)
   Adjustments to cost
    of ATM operating
    revenues (2)                81         874       3,532       3,323
   Adjustments to
    selling, general,
    and administrative
    expenses (3)             1,578         248       3,613       1,757
                        ----------  ----------  ----------  ----------
 Adjusted EBITDA        $   19,306  $   18,272  $   82,953  $   60,922
                        ----------  ----------  ----------  ----------
 Less:
   Interest expense, net     7,823       9,086      31,090      29,523
   Depreciation and
    accretion expense       10,245       8,318      39,414      26,859
   Income tax
    expense (at 35%)           433         304       4,357       1,589
                        ----------  ----------  ----------  ----------
 Adjusted Net Income    $      805  $      564  $    8,092  $    2,951
                        ==========  ==========  ==========  ==========
 Adjusted Net Income
  per share             $     0.02  $     0.03  $     0.21  $     0.19
                        ==========  ==========  ==========  ==========
 Adjusted Net Income
  per diluted share     $     0.02  $     0.02  $     0.20  $     0.12
                        ==========  ==========  ==========  ==========
 Weighted average shares
  outstanding - basic   38,957,820  19,628,308  38,800,782  15,423,744
                        ==========  ==========  ==========  ==========
 Weighted average shares
  outstanding - diluted 39,609,994  26,794,522  39,801,492  23,999,522
                        ==========  ==========  ==========  ==========
 -----------------
 (1) Other losses for the quarter and year ended December 31,
     2008 and the quarter ended December 31, 2007 were primarily comprised of losses on the disposal of fixed assets that were incurred in conjunction with the deinstallation of ATMs during the periods. Other loss for the year ended December 31, 2007 primarily consisted of $2.0 million of losses on the disposal of fixed assets that were incurred in connection with the
     deinstallation of ATMs during the period, which were partially offset by $0.6 million in gains on the sale of equity securities awarded to Cardtronics pursuant to the bankruptcy plan of
     reorganization of Winn-Dixie Stores, Inc., one of the Company's
     merchant customers.

 (2) Adjustments to cost of ATM operating revenues included the following for the periods indicated:

                                      Three Months      Twelve Months
                                         Ended              Ended
                                      December 31,      December 31,
                                    ----------------  ----------------
                                      2008     2007     2008     2007
                                    -------  -------  -------  -------
                                              (In thousands)

 Charges related to U.K. EMV
  certification delays              $    --  $    --  $ 1,169  $    --
 U.K. in-house armored operation
  development costs                     402       --    1,219       --
 In-house EFT processing conversion
  costs                                 347      684    1,054    2,419
 Stock-based compensation expense       197       40      621       87
 Other                                 (865)     150     (531)     817
                                    -------  -------  -------  -------
 Total adjustments to cost of ATM
  operating revenues                $    81  $   874  $ 3,532  $ 3,323
                                    =======  =======  =======  =======

 (3) Adjustments to selling, general, and administrative expenses included the following for the periods indicated:

                                      Three Months      Twelve Months
                                          Ended             Ended
                                      December 31,      December 31,
                                    ----------------  ----------------
                                      2008     2007     2008     2007
                                    -------  -------  -------  -------
                                              (In thousands)

 Stock-based compensation expense   $ 1,152  $   242  $ 2,895  $   963
 Write-off of acquisition-related
  costs                                 203       --      495       37
 Litigation settlement costs             --       --       --      748
 Other                                  223        6      223        9
                                    -------  -------  -------  -------
 Total adjustments to selling,
  general, and administrative
  expenses                          $ 1,578  $   248  $ 3,613  $ 1,757
                                    =======  =======  =======  =======

CONTACT:  Cardtronics, Inc.
          Investors:
          J. Chris Brewster, Chief Financial Officer
            281-892-0128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            281-552-1131
            joel.antonini@cardtronics.com